Exhibit 10.27

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement dated as of August 19, 2014 (as amended, restated, superseded, replaced, succeeded, substituted, supplemented or otherwise modified from time to time in accordance with its terms, the “Subordination Agreement”) among Mevion Medical Systems, Inc. (“Borrower”), Life Sciences Alternative Funding LLC (the “Senior Lender”), and the other parties thereto to all obligations owing by Borrower to Senior Lender (including interest, expenses and fees) as described in the Subordination Agreement. Each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

MEVION MEDICAL SYSTEMS, INC.

PROMISSORY NOTE

$[ ]	August 19, 2014

FOR VALUE RECEIVED, Mevion Medical Systems, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of CHL Medical Partners III Side Fund, L.P. (the “Investor”) the principal amount of [                    ]. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest.

This Note is one of a series of Notes issued by the Company pursuant to and entitled to the benefits of a certain Note and Warrant Purchase Agreement, dated as of the date hereof, among the Company and the persons listed on Schedule I thereto (as the same may be amended or otherwise modified from time to time, hereinafter referred to as the “Purchase Agreement”), and the holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Purchase Agreement, including the amendment and waiver provisions set forth therein. This Note will be registered on the books of the Company or its agent as to principal. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee in accordance with the terms herein. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

1.	Required Vote Repayment. At any time on or after August , 2015 (the “Maturity Date”), upon the earlier of (i) the written election of the holders of Notes representing the Required Vote and (ii) upon the occurrence of an Event of Default pursuant to the terms of Section 9 of the Purchase Agreement (subject to any cure periods), this Note shall immediately be repaid.

2.	Payment Mechanics and Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Investor hereof may from time to time designate in writing to the Company. The Notes shall not be prepaid without the prior written consent of the holders of the Notes representing the Required Vote, and if prepayment is approved, a proportional pari passu payment must be made with respect to all of the Notes then outstanding.

3.	Transfer and Exchange. The Investor may, prior to maturity thereof, surrender such Note at the principal office of the Company for transfer or exchange. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such principal. Within a reasonable time after notice to the Company from such holder of its intention to make such transfer or exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Company shall issue in exchange therefor another note or notes (each, a “Transferee Note”) for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each Transferee Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal shall result therefrom. Principal shall be paid solely to the registered holder of this Note. The Company may elect not to permit a transfer of the Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder, and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel for the Investor (or other holder, as the case may be), which opinion shall be reasonably satisfactory to the Company.

4.	New Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Investor (or other holder, as the case may be) agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.

5.	Expenses of Collection. The Company agrees, subject only to limitations imposed by applicable law, to pay the holder’s reasonable costs in collecting and enforcing this Note, including reasonable attorney’s fees.

6.	Right or Remedy. A right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

7.	Notice. Any notice required or permitted under this Note shall be in writing (including email or telecopy communications) and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid or when delivered via confirmed email or telecopy, and addressed as follows:

if to the Company, at

Mevion Medical Systems, Inc.

Attn: Chief Executive Officer

300 Foster Street

Littleton, MA 01460

Fax: (978) 540-1501

Email: joe@mevion.com

with a copy (which shall not constitute notice) to:

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Fax: 617-523-1231

if to the holder, at the most recent address provided to the Company by the holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

8.	Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto.

9.	Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware.

10.	Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer as of the date first above written.

MEVION MEDICAL SYSTEMS, INC.

By:
Name:	Joseph Jachinowski
Title:	Chief Executive Officer

[Note – CHL Medical Partners III Side Fund, L.P.]